Exhibit 99.2

Brightcove Appoints Robert Noreck CFO

BOSTON, MA (May 3, 2018) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced the appointment of Robert Noreck as EVP & Chief Financial Officer. Mr. Noreck will succeed Kevin Rhodes, who has served as Brightcove’s EVP & Chief Financial Officer since 2014 and is leaving the company for a new opportunity. Mr. Noreck currently serves as Senior Vice President of Finance and Sales Operations and has more than six years experience with the company.

“On behalf of Brightcove and its Board of Directors, we are pleased to have Rob assuming the position of CFO. I am confident that Rob’s deep experience with the company, obsession with customer success, and strong understanding of our finances, operations and strategic direction make him the natural choice for CFO,” said Jeff Ray, Brightcove’s Chief Executive Officer. “We would also like to thank Kevin for his hard work and leadership over the last four years. He leaves the company in a strong position to deliver on its financial objectives as we move forward. We wish him the best in the next phase of his career.”

Mr. Noreck joined Brightcove in 2011 as Director of Financial Planning and Analysis, followed by a promotion to Vice President of Finance in 2013. After spending a brief period of time away from the company in 2016 and early 2017, Mr. Noreck returned to Brightcove last July as Senior Vice President of Finance and Sales Operations. Prior to joining Brightcove, Mr. Noreck held positions at other Boston-based companies such as Fidelity Investments, BostonCoach, and City Year. He received his BS degree with a concentration in Finance from Binghamton University and holds an MBA from the F.W. Olin School of Business at Babson College.

“I am excited to be assuming the role of CFO of Brightcove,” said Robert Noreck, Chief Financial Officer. “I am confident in our ability to execute against our strategic and financial goals, and look forward to working alongside Jeff and the leadership team to lead the company through its next phase of growth.”

About Brightcove

Brightcove Inc. (Nasdaq: BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our position to execute on our strategic and financial goals. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,”

“anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Neil Lieberman

Brightcove

press@brightcove.com